Exhibit 99.1
News Release
USA Compression Partners, LP
111 Congress Avenue, Suite 2400
Austin, Texas 78701
usacompression.com
USA Compression Partners, LP Reports Third Quarter 2020 Results; Updates 2020 Outlook
AUSTIN, Texas, November 3, 2020 — USA Compression Partners, LP (NYSE: USAC) (“USA Compression” or the “Partnership”) announced today its financial and operating results for the third quarter 2020.
Third Quarter 2020 Highlights
•Total revenues were $161.7 million for the third quarter 2020, compared to $175.8 million for the third quarter 2019.
•Net income was $6.5 million for the third quarter 2020, compared to $13.3 million for the third quarter 2019.
•Net cash provided by operating activities was $48.2 million for the third quarter 2020, compared to $61.3 million for the third quarter 2019.
•Adjusted EBITDA was $103.9 million for the third quarter 2020, compared to $104.3 million for the third quarter 2019.
•Distributable Cash Flow was $56.9 million for the third quarter 2020, compared to $54.9 million for the third quarter 2019.
•Announced cash distribution of $0.525 per common unit for the third quarter 2020, consistent with the third quarter 2019.
•Distributable Cash Flow Coverage was 1.12x for the third quarter 2020, compared to 1.08x for the third quarter 2019.
“USA Compression’s third quarter reflected the stability that is inherent in our compression services business, which since our founding has been focused on large horsepower, infrastructure-oriented natural gas applications. This emphasis results in solid revenues and cash flows as well as attractive operating margins,” commented Eric D. Long, USA Compression’s President and Chief Executive Officer. “The broader natural gas market demonstrated meaningful resiliency during the quarter, with less-than-anticipated demand destruction and improving commodity pricing as we neared the end of the quarter, which has continued into the current period. Natural gas remains an important clean-burning fuel whose use in this country and globally will continue to be critical for power generation and industrial purposes for years to come.”
He continued, “Our continued focus on expenses and capital allocation led to strong operating margins, even in a period of decreased revenues. Over the course of the third quarter, we saw business activity with our customers begin to pick up, with additional unit deployments and increased quote activity. While many of our customers are presently in the midst of their budget process and have not yet committed to spending plans and targets for next year, we expect the positive macro environment to lend support to our business as we enter 2021.”
“Expectations for a tight supply-demand balance have helped push up futures prices to more attractive levels as we enter the winter heating season. We have seen the anticipated declines of gas volumes from associated gas fields like the Permian and the Mid-Continent, and as expected, other areas, including Appalachia and the Haynesville have stepped in to help bridge the supply gap. Our diversified footprint provides us the opportunity to focus our resources in the most active areas.”
Expansion capital expenditures were $15.3 million, maintenance capital expenditures were $4.7 million and cash interest expense, net was $29.8 million for the third quarter 2020.
On October 15, 2020, the Partnership announced a third quarter cash distribution of $0.525 per common unit, which corresponds to an annualized distribution rate of $2.10 per common unit. The distribution will be paid on November 6, 2020 to common unitholders of record as of the close of business on October 26, 2020.

Operational and Financial Data

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Operational data:
Fleet horsepower (at period end)	3,725,053	3,718,092	3,678,804
Revenue generating horsepower (at period end)	3,009,773	3,125,909	3,278,947
Average revenue generating horsepower	3,042,786	3,191,348	3,258,125
Revenue generating compression units (at period end)	3,984	4,206	4,546
Horsepower utilization (at period end) (1)	83.2%	86.2%	93.7%
Average horsepower utilization (for the period) (1)	83.9%	88.0%	93.9%

Financial data ($ in thousands, except per horsepower data):
Revenue	$161,666	$168,651	$175,756
Average revenue per revenue generating horsepower per month (2)	$16.62	$16.79	$16.73
Net income	$6,519	$2,684	$13,315
Operating income	$38,771	$34,894	$46,164
Net cash provided by operating activities	$48,219	$97,355	$61,294
Gross margin	$54,879	$58,345	$60,820
Adjusted gross margin (3)(4)	$114,951	$118,683	$118,333
Adjusted gross margin percentage	71.1%	70.4%	67.3%
Adjusted EBITDA (4)	$103,940	$105,481	$104,327
Adjusted EBITDA percentage	64.3%	62.5%	59.4%
Distributable Cash Flow (4)	$56,911	$58,686	$54,933
________________________
(1)Horsepower utilization is calculated as (i) the sum of (a) revenue generating horsepower; (b) horsepower in the Partnership’s fleet that is under contract but is not yet generating revenue; and (c) horsepower not yet in the Partnership’s fleet that is under contract but not yet generating revenue and that is subject to a purchase order, divided by (ii) total available horsepower less idle horsepower that is under repair.
Horsepower utilization based on revenue generating horsepower and fleet horsepower was 80.8%, 84.1% and 89.1% at September 30, 2020, June 30, 2020 and September 30, 2019, respectively.
Average horsepower utilization based on revenue generating horsepower and fleet horsepower was 81.7%, 86.0% and 88.9% for the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, respectively.
(2)Calculated as the average of the result of dividing the contractual monthly rate, excluding standby or other temporary rates, for all units at the end of each month in the period by the sum of the revenue generating horsepower at the end of each month in the period.
(3)Adjusted gross margin was previously presented as gross operating margin. The definition of Adjusted gross margin is identical to the definition of gross operating margin previously presented. For the definition of Adjusted gross margin, see the “Non-GAAP Financial Measures” section below.
(4)Adjusted gross margin, Adjusted EBITDA and Distributable Cash Flow are all non-U.S. generally accepted accounting principles (“Non-GAAP”) financial measures. For the definition of each measure, as well as reconciliations of each measure to its most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.
Liquidity and Long-Term Debt
As of September 30, 2020, the Partnership was in compliance with all covenants under its $1.6 billion revolving credit facility. As of September 30, 2020, the Partnership had outstanding borrowings under the revolving credit facility of $496.9 million, $1.1 billion of borrowing base availability and, subject to compliance with the applicable financial covenants, available borrowing capacity of $411.8 million. As of September 30, 2020, the outstanding aggregate principal amount of the Partnership’s 6.875% senior notes due 2026 and 6.875% senior notes due 2027 was $725.0 million and $750.0 million, respectively.

Full-Year 2020 Outlook
USA Compression is updating its full-year 2020 guidance as follows:
•Net loss range of $600.0 million to $590.0 million;
•A forward-looking estimate of net cash provided by operating activities is not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate the changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow;
•Adjusted EBITDA range of $405.0 million to $415.0 million; and
•Distributable Cash Flow range of $210.0 million to $220.0 million.
Conference Call
The Partnership will host a conference call today beginning at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss third quarter 2020 performance. The call will be broadcast live over the Internet. Investors may participate either by phone or audio webcast.

By Phone:	Dial 800-367-2403 inside the U.S. and Canada at least 10 minutes before the call and ask for the USA Compression Partners Earnings Call. Investors outside the U.S. and Canada should dial 334-777-6978. The conference ID for both is 2953707.

A replay of the call will be available through November 13, 2020. Callers inside the U.S. and Canada may access the replay by dialing 888-203-1112. Investors outside the U.S. and Canada should dial 719-457-0820. The conference ID for both is 2953707.

By Webcast:	Connect to the webcast via the “Events” page of USA Compression’s Investor Relations website at http://investors.usacompression.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call.
About USA Compression Partners, LP
USA Compression Partners, LP is a growth-oriented Delaware limited partnership that is one of the nation’s largest independent providers of natural gas compression services in terms of total compression fleet horsepower. USA Compression partners with a broad customer base composed of producers, processors, gatherers and transporters of natural gas and crude oil. USA Compression focuses on providing natural gas compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities and transportation applications. More information is available at usacompression.com.
Non-GAAP Financial Measures
This news release includes the Non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.
Adjusted gross margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Management believes that Adjusted gross margin is useful as a supplemental measure to investors of the Partnership’s operating profitability. Adjusted gross margin is impacted primarily by the pricing trends for service operations and cost of operations, including labor rates for service technicians, volume and per unit costs for lubricant oils, quantity and pricing of routine preventative maintenance on compression units and property tax rates on compression units. Adjusted gross margin should not be considered an alternative to, or more meaningful than, gross margin, its most directly comparable GAAP financial measure, or any other measure of financial performance presented in accordance with GAAP. Moreover, Adjusted gross margin as presented may not be comparable to similarly titled measures of other companies. Because the Partnership capitalizes assets, depreciation and amortization of equipment is a necessary element of its costs. To compensate for the limitations of Adjusted gross margin as a measure of the Partnership’s performance, management believes that it is important to consider gross margin determined under GAAP, as well as Adjusted gross margin, to evaluate the Partnership’s operating profitability.
Management views Adjusted EBITDA as one of its primary tools for evaluating the Partnership’s results of operations, and the Partnership tracks this item on a monthly basis both as an absolute amount and as a percentage of revenue compared to the prior month, year-to-date, prior year and budget. The Partnership defines EBITDA as net income before net interest expense, depreciation and amortization expense, and income tax expense. The Partnership defines Adjusted EBITDA as EBITDA plus impairment of compression equipment, impairment of goodwill, interest income on capital lease, unit-based compensation expense, severance charges, certain transaction expenses, loss (gain) on disposition of assets and other. Adjusted EBITDA is used as a supplemental financial measure by management and external users of its financial statements, such as investors and commercial banks, to assess:
•the financial performance of the Partnership’s assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership’s assets;
•the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities;
•the ability of the Partnership’s assets to generate cash sufficient to make debt payments and pay distributions; and
•the Partnership’s operating performance as compared to those of other companies in its industry without regard to the impact of financing methods and capital structure.
Management believes that Adjusted EBITDA provides useful information to investors because, when viewed with GAAP results and the accompanying reconciliations, it provides a more complete understanding of the Partnership’s performance than GAAP results alone. Management also believes that external users of its financial statements benefit from having access to the same financial measures that management uses in evaluating the results of the Partnership’s business.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP as measures of operating performance and liquidity. Moreover, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow is defined as net income plus non-cash interest expense, non-cash income tax expense, depreciation and amortization expense, unit-based compensation expense, impairment of compression equipment, impairment of goodwill, certain transaction expenses, severance charges, loss (gain) on disposition of assets, proceeds from insurance recovery and other, less distributions on the Partnership’s Series A Preferred Units (“Preferred Units”) and maintenance capital expenditures.
Distributable Cash Flow should not be considered as an alternative to, or more meaningful than, net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance and liquidity. Moreover, the Partnership’s Distributable Cash Flow as presented may not be comparable to similarly titled measures of other companies.
Management believes Distributable Cash Flow is an important measure of operating performance because it allows management, investors and others to compare basic cash flows the Partnership generates (after distributions on the Partnership’s Preferred Units but prior to any retained cash reserves established by the Partnership’s general partner and the effect of the Distribution Reinvestment Plan) to the cash distributions the Partnership expects to pay its common unitholders.
Distributable Cash Flow Coverage Ratio is defined as Distributable Cash Flow divided by distributions declared to common unitholders in respect of such period. Management believes Distributable Cash Flow Coverage Ratio is an important measure of operating performance because it allows management, investors and others to gauge the Partnership’s ability to pay distributions to common unitholders using the cash flows the Partnership generates. The Partnership’s Distributable Cash Flow Coverage Ratio as presented may not be comparable to similarly titled measures of other companies.
This news release also contains a forward-looking estimate of Adjusted EBITDA and Distributable Cash Flow projected to be generated by the Partnership in its 2020 fiscal year. A forward-looking estimate of net cash provided by operating activities and reconciliations of the forward-looking estimates of Adjusted EBITDA and Distributable Cash Flow to net cash provided by operating activities are not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate the changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow.
See “Reconciliation of Non-GAAP Financial Measures” for Adjusted gross margin reconciled to gross margin, Adjusted EBITDA reconciled to net income and net cash provided by operating activities, and net income and net cash provided by operating activities reconciled to Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.
Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “if,” “project,” “outlook,” “will,” “could,” “should,” or other similar words or the negatives thereof, and include the Partnership’s expectation of future performance contained herein, including as described under “Full-Year 2020 Outlook.” These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward-looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward-looking statements include:
•changes in the long-term supply of and demand for crude oil and natural gas, including as a result of uncertainty regarding the length of time it will take for the United States and the rest of the world to slow the spread of COVID-19 to the point where applicable authorities are comfortable continuing to ease, or declining to reinstate certain restrictions on various commercial and economic activities; such restrictions are designed to protect public health but also have the effect of significantly reducing demand for crude oil and natural gas;
•the severity and duration of world health events, including the recent COVID-19 outbreak, related economic repercussions, actions taken by governmental authorities and other third parties in response to the pandemic and the resulting severe disruption in the oil and gas industry and negative impact on demand for oil and gas, which continues to negatively impact our business;
•changes in general economic conditions and changes in economic conditions of the crude oil and natural gas industries specifically, including the ability of members of the Organization of the Petroleum Exporting Countries (“OPEC”) and Russia (together with OPEC and other allied producing countries, “OPEC+”) to agree on and comply with supply limitations;
•uncertainty regarding the timing, pace and extent of an economic recovery in the United States and elsewhere, which in turn will likely affect demand for crude oil and natural gas and therefore the demand for the compression and treating services we provide and the commercial opportunities available to us;
•the deterioration of the financial condition of our customers, which may result in the initiation of bankruptcy proceedings with respect to customers;
•renegotiation of material terms of customer contracts;
•competitive conditions in our industry;
•our ability to realize the anticipated benefits of acquisitions;
•actions taken by our customers, competitors and third-party operators;
•changes in the availability and cost of capital;
•operating hazards, natural disasters, epidemics, pandemics (such as COVID-19), weather-related delays, casualty losses and other matters beyond our control;
•operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions;
•the effects of existing and future laws and governmental regulations;
•the effects of future litigation;
•factors described in Part I, Item 1A (“Risk Factors”) of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2020, Part II Item 1A (“Risk Factors”) of the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which was filed with the SEC on May 5, 2020, and subsequently filed reports; and
•other factors discussed in the Partnership’s filings with the SEC.
All forward-looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Contacts:
USA Compression Partners, LP
Matthew C. Liuzzi
Chief Financial Officer
512-369-1624
ir@usacompression.com

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit amounts – Unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Revenues:
Contract operations	$156,632	$162,993	$166,197
Parts and service	1,986	2,736	4,460
Related party	3,048	2,922	5,099
Total revenues	161,666	168,651	175,756
Costs and expenses:
Cost of operations, exclusive of depreciation and amortization	46,715	49,968	57,423
Depreciation and amortization	60,072	60,338	57,513
Selling, general and administrative	12,716	20,315	16,631
Loss (gain) on disposition of assets	1,686	(787)	(1,975)
Impairment of compression equipment	1,706	3,923	—
Total costs and expenses	122,895	133,757	129,592
Operating income	38,771	34,894	46,164
Other income (expense):
Interest expense, net	(32,004)	(31,815)	(32,626)
Other	20	24	21
Total other expense	(31,984)	(31,791)	(32,605)
Net income before income tax expense	6,787	3,103	13,559
Income tax expense	268	419	244
Net income	6,519	2,684	13,315
Less: distributions on Preferred Units	(12,188)	(12,188)	(12,188)
Net income (loss) attributable to common and Class B unitholders’ interests	$(5,669)	$(9,504)	$1,127

Net income (loss) attributable to:
Common units	$(5,669)	$(9,504)	$2,084
Class B Units	$—	$—	$(957)

Weighted average common units outstanding – basic	96,882	96,781	94,625

Weighted average common units outstanding – diluted	96,882	96,781	94,846

Weighted average Class B Units outstanding – basic and diluted	—	—	2,017

Basic and diluted net income (loss) per common unit	$(0.06)	$(0.10)	$0.02

Basic and diluted net loss per Class B Unit	$—	$—	$(0.47)

Distributions declared per common unit	$0.525	$0.525	$0.525

USA COMPRESSION PARTNERS, LP
SELECTED BALANCE SHEET DATA
(In thousands, except unit amounts – Unaudited)

September 30, 2020
Selected Balance Sheet data:
Total assets	$3,011,332
Long-term debt, net	$1,949,176
Total partners’ capital	$401,669

Common units outstanding	96,903,066

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands — Unaudited)

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Net cash provided by operating activities	$48,219	$97,355	$61,294
Net cash used in investing activities	(30,394)	(21,726)	(32,278)
Net cash used in financing activities	(17,825)	(75,629)	(29,016)

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED GROSS MARGIN TO GROSS MARGIN
(In thousands — Unaudited)
The following table reconciles Adjusted gross margin to gross margin, its most directly comparable GAAP financial measure, for each of the periods presented:

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Total revenues	$161,666	$168,651	$175,756
Cost of operations, exclusive of depreciation and amortization	(46,715)	(49,968)	(57,423)
Depreciation and amortization	(60,072)	(60,338)	(57,513)
Gross margin	$54,879	$58,345	$60,820
Depreciation and amortization	60,072	60,338	57,513
Adjusted gross margin	$114,951	$118,683	$118,333

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands — Unaudited)
The following table reconciles Adjusted EBITDA to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Net income	$6,519	$2,684	$13,315
Interest expense, net	32,004	31,815	32,626
Depreciation and amortization	60,072	60,338	57,513
Income tax expense	268	419	244
EBITDA	$98,863	$95,256	$103,698
Interest income on capital lease	87	105	159
Unit-based compensation expense (1)	1,332	4,568	2,090
Transaction expenses (2)	136	—	4
Severance charges	130	2,416	351
Loss (gain) on disposition of assets	1,686	(787)	(1,975)
Impairment of compression equipment (3)	1,706	3,923	—
Adjusted EBITDA	$103,940	$105,481	$104,327
Interest expense, net	(32,004)	(31,815)	(32,626)
Non-cash interest expense	2,167	1,960	1,965
Income tax expense	(268)	(419)	(244)
Interest income on capital lease	(87)	(105)	(159)
Transaction expenses	(136)	—	(4)
Severance charges	(130)	(2,416)	(351)
Other	78	2,349	152
Changes in operating assets and liabilities	(25,341)	22,320	(11,766)
Net cash provided by operating activities	$48,219	$97,355	$61,294
________________________
(1)For the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, unit-based compensation expense included $0.7 million, $0.9 million and $0.6 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.0 million, $0.5 million and $0.1 million, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of the unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)Represents non-cash charges incurred to write down long-lived assets with recorded values that are not expected to be recovered through future cash flows.

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
DISTRIBUTABLE CASH FLOW TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Dollars in thousands — Unaudited)
The following table reconciles Distributable Cash Flow to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Net income	$6,519	$2,684	$13,315
Non-cash interest expense	2,167	1,960	1,965
Depreciation and amortization	60,072	60,338	57,513
Non-cash income tax expense	78	149	151
Unit-based compensation expense (1)	1,332	4,568	2,090
Transaction expenses (2)	136	—	4
Severance charges	130	2,416	351
Loss (gain) on disposition of assets	1,686	(787)	(1,975)
Impairment of compression equipment (3)	1,706	3,923	—
Distributions on Preferred Units	(12,188)	(12,188)	(12,188)
Proceeds from insurance recovery	—	—	737
Maintenance capital expenditures (4)	(4,727)	(4,377)	(7,030)
Distributable Cash Flow	$56,911	$58,686	$54,933
Maintenance capital expenditures	4,727	4,377	7,030
Transaction expenses	(136)	—	(4)
Severance charges	(130)	(2,416)	(351)
Distributions on Preferred Units	12,188	12,188	12,188
Other	—	2,200	(736)
Changes in operating assets and liabilities	(25,341)	22,320	(11,766)
Net cash provided by operating activities	$48,219	$97,355	$61,294

Distributable Cash Flow	$56,911	$58,686	$54,933

Distributions for Distributable Cash Flow Coverage Ratio (5)	$50,874	$50,850	$50,723

Distributable Cash Flow Coverage Ratio	1.12x	1.15x	1.08x
________________________
(1)For the three months ended September 30, 2020, June 30, 2020 and September 30, 2019, unit-based compensation expense included $0.7 million, $0.9 million and $0.6 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.0 million, $0.5 million and $0.1 million, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of the unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)Represents non-cash charges incurred to write down long-lived assets with recorded values that are not expected to be recovered through future cash flows.
(4)Reflects actual maintenance capital expenditures for the periods presented. Maintenance capital expenditures are capital expenditures made to maintain the operating capacity of the Partnership’s assets and extend their useful lives, replace partially or fully depreciated assets, or other capital expenditures that are incurred in maintaining the Partnership’s existing business and related cash flow.
(5)Represents distributions to the holders of the Partnership’s common units as of the record date.

USA COMPRESSION PARTNERS, LP
FULL-YEAR 2020 ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW GUIDANCE RANGE
RECONCILIATION TO NET LOSS
(Unaudited)

Guidance
Net loss	$(600.0 million) to $(590.0 million)
Plus: Interest expense, net	128.0 million
Plus: Depreciation and amortization	240.0 million
Plus: Income tax expense	1.0 million
EBITDA	$(231.0 million) to $(221.0 million)
Plus: Interest income on capital lease	0.5 million
Plus: Unit-based compensation expense and other (1)	7.5 million
Plus: Severance charges	3.0 million
Plus: Impairment of compression equipment	5.6 million
Plus: Impairment of goodwill	619.4 million
Adjusted EBITDA	$405.0 million to $415.0 million
Less: Cash interest expense	120.0 million
Less: Current income tax expense	1.0 million
Less: Maintenance capital expenditures	25.0 million
Less: Distributions on Preferred Units	49.0 million
Distributable Cash Flow	$210.0 million to $220.0 million
________________________
(1)Unit-based compensation expense is based on our closing per unit price of $10.10 on October 29, 2020.